UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 22, 2009 (July 15, 2009)

Remote Dynamics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26140	51-0352879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Chisholm Place, Suite 411, Plano, Texas 75075
(Address of principal executive offices)

(214) 440-5200
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 4.01.  Changes in Registrant’s Certifying Accountant

On July 15, 2009, upon approval of its Audit Committee, the Company dismissed Chisholm, Bierwolf, Nilson & Morrill, LLC (“CBNM”) as the Company’s independent registered public accounting firm effective as of July 15, 2009.

CBNM’s reports on the Company’s consolidated financial statements as of December 31, 2008 and 2007 contained an opinion regarding the substantial doubt about the ability of the Company to continue as a going concern.

During the years ended December 31, 2008 and 2007 and through March 31, 2009, there were no disagreements with CBNM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to CBNM’s satisfaction, would have caused CBNM to make reference thereto in its reports on the financial statements for such years.

During the years ended December 31, 2008 and 2007 and through March 31, 2009, there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except for the following material weaknesses in respect of the year ended December 31, 2007:

 Our management, under the supervision and with the participation of our Chief Executive Officer and Principal Financial Officer, has evaluated the effectiveness of our internal controls over financial reporting as of the end of the period covered by this report based upon the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

As a result of this evaluation, we identified a material weakness in our internal controls over financial reporting relating to the compliance of certain related party transactions to the Sarbanes-Oxley Act.

A material weakness is a control deficiency, or a combination of control deficiencies, that results in a more than remote likelihood that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected. Management has concluded that material weaknesses existed in the following areas with respect to compliance with Section 402 of the Sarbanes Oxley Act as of December 31, 2007:

●
On November 14, 2007, BounceGPS loaned $21,875 to BMSI. Interest accrued at an annual rate of 10%. David Walters, Chairman, is also the Chairman and Chief Executive Officer of BMSI and beneficially owns a majority of the outstanding common stock of BMSI. We received payment in full, including interest of $729 in March 2008.

●
On December 26, 2007, BounceGPS loaned $22,000 to Monarch Staffing, Inc. and $25,000 to a subsidiary of Monarch Staffing, Inc. Interest accrued at an annual rate of 10%. David Walters (our Chairman) is also the Chairman of Monarch Staffing and beneficially owns 41% of the outstanding common stock of Monarch Staffing. David Walters (a member of our Board of Directors) is also a director of Monarch Staffing and beneficially owns 41% of the outstanding common stock of Monarch Staffing. Keith Moore (a Director) is also a Director of Monarch Staffing and beneficially owns 41% of the outstanding common stock of Monarch Staffing. We received payment in full, including interest of $1,175 in March 2008.

None of the events disclosed above led to a disagreement or difference of opinion between CBNM and the Company.

CBNM has been authorized to fully respond to any inquiries of the Company’s future independent registered public accounting firm concerning such material weaknesses.

The Company has provided a copy of this Current Report on Form 8-K to CBNM, and CBNM has furnished a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. CBNM’s letter is attached hereto as Exhibit 16.1.

On July 15, 2009, the Company’s Audit Committee engaged M&K CPAS, PLLC as the Company’s new independent registered public accounting firm.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

16.1	Letter furnished to the Company addressed to the Commission stating that CBNM agrees with the statements made by the Company contained in this Form 8-K in response to Item 304(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2009	REMOTE DYNAMICS, INC.

	By:	/s/ Gary Hallgren
Name: Gary Hallgren
Title: Chief Executive Officer